UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2019

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32663	86-0812139
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20880 Stone Oak Parkway

San Antonio, Texas 78258

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement

Indenture Governing 9.25% Senior Subordinated Notes Due 2024

On February 12, 2019, Clear Channel Worldwide Holdings, Inc. (“Clear Channel Worldwide”), an indirect, wholly-owned subsidiary of Clear Channel Outdoor Holdings, Inc. (the “Company”), completed the sale of $2,235.0 million in aggregate principal amount of 9.25% Senior Subordinated Notes due 2024 (the “Notes”) in a private placement to qualified institutional buyers under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States pursuant to Regulation S under the Securities Act.

The Notes were issued pursuant to an indenture, dated as of February 12, 2019 (the “Indenture”), among Clear Channel Worldwide, the Company, Clear Channel Outdoor, Inc. (“CCOI”) and the other guarantors party thereto (collectively with the Company and CCOI, the “Guarantors”), and U.S. Bank National Association, as trustee, paying agent, registrar and transfer agent (the “Trustee”). The Notes mature on February 15, 2024 and bear interest at a rate of 9.25% per annum. Prior to the Company’s separation from iHeartMedia, Inc. in connection with the completion of iHeartMedia, Inc.’s Chapter 11 proceedings (the “Separation”), interest will be payable to the Trustee weekly in arrears. Following the Separation, interest will be payable to the Trustee semi-annually. In each case, interest will be payable to the holders of the Notes semi-annually on February 15 and August 15 of each year, beginning on August 15, 2019.

The Notes and the guarantees of the Notes are unsecured senior subordinated obligations that rank pari passu in right of payment to all senior subordinated indebtedness of Clear Channel Worldwide and the Guarantors, junior to all senior indebtedness of Clear Channel Worldwide and the Guarantors, including Clear Channel Worldwide’s outstanding 6.50% Series A Senior Notes and Series B Senior Notes due 2022 (the “Senior Notes”), and senior to all future subordinated indebtedness of Clear Channel Worldwide and the Guarantors that expressly provides that it is subordinated to the Notes. Following the satisfaction of certain conditions, including that the Senior Notes are no longer outstanding and at least a portion of such notes has been refinanced with senior secured indebtedness, the Notes and the guarantees of the Notes will cease to be subordinated obligations and thereafter will rank pari passu in right of payment with all senior indebtedness of Clear Channel Worldwide and the Guarantors (the “step-up”). There can be no assurance that the step-up will ever occur and that the Notes and the guarantees will ever cease to be subordinated indebtedness of Clear Channel Worldwide and the Guarantors.

Clear Channel Worldwide may redeem the Notes at its option, in whole or part, at any time prior to February 15, 2021, at a price equal to 100% of the principal amount of the Notes redeemed, plus a make-whole premium, plus accrued and unpaid interest to the redemption date. Clear Channel Worldwide may redeem the Notes, in whole or in part, on or after February 15, 2021, at the redemption prices set forth in the Indenture plus accrued and unpaid interest to the redemption date. At any time prior to February 15, 2021, Clear Channel Worldwide may elect to redeem up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 109.25% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more equity offerings. In addition, Clear Channel Worldwide may redeem up to 20% of the aggregate principal amount of the Notes at any time prior to February 15, 2021, using the net proceeds from certain other equity offerings at 103% of the principal amount of the Notes. Clear Channel Worldwide will be permitted to use these two redemption options concurrently but will not be permitted to redeem, in the aggregate, more than 40% of the principal amount of the Notes pursuant to these options.

The Indenture contains covenants that limit the Company’s ability and the ability of its restricted subsidiaries to, among other things: (i) incur or guarantee additional debt or issue certain preferred stock; (ii) redeem, purchase or retire subordinated debt; (iii) make certain investments; (iv) create restrictions on the payment of dividends or other amounts from the Company’s restricted subsidiaries that are not Guarantors; (v) enter into certain transactions with affiliates; (vi) merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of the Company’s assets; (vii) sell certain assets, including capital stock of the Company’s subsidiaries; (viii) designate the Company’s subsidiaries as unrestricted subsidiaries, (ix) pay dividends, redeem or repurchase capital stock or make other restricted payments; and (x) in the event that the step-up occurs and the Notes cease to be subordinated, incur certain liens.

The description of the Notes and the Indenture contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Indenture and the Notes, copies of which are filed as Exhibits 4.1 and 4.2 hereto, respectively, and are incorporated herein by reference.

Exchange and Registration Rights Agreement

On February 12, 2019, in connection with the issuance of the Notes, Clear Channel Worldwide, the Guarantors and Deutsche Bank Securities Inc., as representative of the initial purchasers, entered into an Exchange and Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which Clear Channel Worldwide and the Guarantors are required to (i) use their commercially reasonable efforts to file with the Securities and Exchange Commission not later than 365 days following the Separation a registration statement with respect to an offer to exchange the Notes and the related guarantees for new notes and new guarantees registered under the Securities Act, with terms substantially identical to those of the Notes and the related guarantees (except for provisions relating to the transfer restrictions and payment of additional interest); (ii) use their commercially reasonable efforts to cause the registration statement to become effective no later than 405 days following the Separation; (iii) use their commercially reasonable efforts to commence the exchange offer no later than 10 business days after the effective time of the registration statement; and (iv) in certain circumstances, file a shelf registration statement for the resale of the Notes.

If Clear Channel Worldwide and the Guarantors fail to satisfy their registration obligations under the Registration Rights Agreement, then Clear Channel Worldwide will be required to pay additional interest to the holders of the Notes up to a maximum additional interest rate of 0.25% per annum for the first 90-day period immediately following such date and an additional 0.25% per annum every 90 days thereafter, up to a maximum additional cash interest of 0.50% per annum, until the exchange offer is completed.

The description of the Registration Rights Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.3 hereto and is incorporated herein by reference

Item 1.02	Termination of Material Definitive Agreement

As previously disclosed, on February 4, 2019, Clear Channel Worldwide delivered a conditional notice of redemption, calling all of its outstanding 7.625% Series A and Series B Senior Subordinated Notes due 2020 (the “Existing Subordinated Notes”) for redemption on March 6, 2019 (the “Redemption Date”). The redemption was conditioned on the closing of the offering of the Notes. At the closing of the offering of the Notes, Clear Channel Worldwide deposited with the Trustee a portion of the proceeds from the Notes in an amount sufficient to pay and discharge the principal amount outstanding, plus accrued and unpaid interest on the Existing Subordinated Notes to, but not including, the Redemption Date, and irrevocably instructed the Trustee to apply such funds to the full payment of the Notes on the Redemption Date. Concurrently therewith, Clear Channel Worldwide elected to satisfy and discharge the indentures governing the Existing Subordinated Notes in accordance with their terms and the Trustee acknowledged such discharge and satisfaction. As a result of the satisfaction and discharge of the indentures, Clear Channel Worldwide and the guarantors of the Existing Subordinated Notes have been released from their remaining obligations under the indentures governing the Existing Subordinated Notes and the Existing Subordinated Notes.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above relating to the Notes and the Indenture under the heading “Indenture Governing 9.25% Senior Subordinated Notes Due 2024” is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On February 7, 2019, the Company issued a press release announcing the pricing and upsize of the offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

In connection with the pricing of the Notes, on February 7, 2019, Clear Channel Worldwide and the Guarantors entered into a Purchase Agreement with Deutsche Bank Securities Inc., as representative of the initial purchasers, relating to the issuance and sale of the Notes. The Purchase Agreement contained customary representations, warranties and agreements by Clear Channel Worldwide and the Guarantors, and customary conditions to closing, indemnification obligations of Clear Channel Worldwide and the Guarantors, including for liabilities under the Securities Act, other obligations of the parties and termination provisions.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of February 12, 2019, among Clear Channel Worldwide Holdings, Inc., Clear Channel Outdoor Holdings, Inc., Clear Channel Outdoor, Inc., the other guarantors party thereto, and U.S. Bank National Association, as trustee, paying agent, registrar and transfer agent.

4.2	Form of 9.25% Senior Subordinated Notes due 2024 (incorporated by reference to Exhibit A to Exhibit 4.1 filed herewith).

4.3	Exchange and Registration Rights Agreement, dated as of February 12, 2019, among Clear Channel Worldwide Holdings, Inc., Clear Channel Outdoor Holdings, Inc., Clear Channel Outdoor, Inc., the other guarantors party thereto, and Deutsche Bank Securities Inc., as representative of the initial purchasers.

99.1	Press Release issued by Clear Channel Outdoor Holdings, Inc., dated February 7, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: February 13, 2019	By:	/s/ Lauren E. Dean
Lauren E. Dean
Senior Vice President, Associate General Counsel and Assistant Secretary

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